EXHIBIT 10.15

NRG ENERGY, INC. LONG-TERM INCENTIVE PLAN
DEFERRED STOCK UNIT AGREEMENT
FOR DIRECTORS

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You are receiving this Deferred Stock Unit Agreement (this “Agreement”) because you have previously elected to defer your receipt of stock compensation for your service as a director of NRG Energy, Inc. (the “Company”). This award is made under the Company’s Long-Term Incentive Compensation Plan and constitutes the Grant Agreement pursuant to Sections 8 and 10 of the Plan. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement. Capitalized terms used but not defined in this Agreement shall have the meaning assigned to them in the Plan. You are sometimes referred to as the “Participant” in this Agreement.

1.	Grant of DSU.

You are hereby granted DSUs as follows:

Date of Grant:	«Date_of_Grant»

Vesting Commencement Date:	Your DSU is vested in full on the Date of Grant

Total Number of DSUs:	«Shares»

2.	Distribution of DSUs.

Subject to Section 7 of this Agreement, your DSUs will be converted to Common Stock as set forth in Section 3 hereof and distributed to you in accordance with the deferral form (the “Election Form”) you have already completed and provided to the Company.

3.	Conversion of DSU and Issuance of Shares

Upon the time of distribution of the Award, one share of Common Stock shall be issued for each DSU that is required to be distributed, subject to the terms and conditions of this Agreement and the Plan.

4.	Transfer of DSUs

Unless otherwise permitted by the Committee or Section 14 of the Plan, the DSUs may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than pursuant to a will or the laws of descent and distribution. Any attempted disposition in violation of this Section 4 and Section 14 of the Plan shall be void.

5.	Status of Participant

The Participant shall not be, or have rights as, a stockholder of the Company with respect to any of the shares of Common Stock subject to the Award unless such shares have been delivered to him or her pursuant to Section 3 hereof. The Company shall not be required to issue or transfer any certificates for shares of Common Stock pursuant to this Agreement until all applicable requirements of law have been complied with and such shares have been duly listed on any securities exchange on which the Common Stock may then be listed.

6.	No Effect on Capital Structure

The Award shall not affect the right of the Company or any Subsidiary to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup, or otherwise reorganize.

7.	Termination of Service

If your service as a director of the Company is terminated for any reason other than for Cause, the DSU shall be converted to Common Stock and distributed to you as set forth in your Election Form. If your service as a director of the Company is terminated for Cause, you will forfeit any DSUs not previously converted to Common Stock and delivered to you pursuant to Section 2 hereof, and you will not be entitled to any Common Stock underlying the DSU.

8.	Committee Authority

Any question concerning the interpretation of this Agreement, any adjustments required to be made under the Plan, and any controversy that may arise under the Plan or the Grant Agreement shall be determined by the Committee in its sole discretion. Any decisions by the Committee regarding the Plan or this Agreement shall be final and binding.

9.	Plan Controls

The terms of this Agreement are governed by the terms of the Plan, as it exists on the date of the grant and as the Plan is amended from time to time. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the terms of the Plan shall control.

10.	Limitation on Rights; No Right to Future Grants; Extraordinary Item.

By entering into this Agreement and accepting the Award, the Participant acknowledges that: (a) the Plan is discretionary and may be modified, suspended or terminated by the Company at any time as provided in the Plan, provided that, except as provided in Section 17 of the Plan, no amendment to this Agreement shall adversely affect in a material manner the Participant’s rights under this Agreement without his or her written consent; (b) the grant of the Award is a one-time benefit and does not create any contractual or other right to receive future grants of awards or benefits in lieu of awards; (c) all determinations with respect to any such future grants, including, but not limited to, the times when awards will be granted, the number of shares subject to each award, the award price, if any, and the time or times when each award will be settled, will be at the sole discretion of the Committee; (d) participation in the Plan is voluntary; (e) neither the Plan, the Award nor the issuance of the shares underlying the Award confers upon the Participant any right to continue in the service of (or any other relationship with) the Company or any Subsidiary; and (f) this Agreement creates an unfunded, unsecured contractual obligation on the part of the Company to make any payments of Common Stock due under the DSUs referenced in this Agreement.

11.	General Provisions

(a)	Notice

Whenever any notice is required or permitted hereunder, such notice must be in writing and delivered in person or by mail (to the address set forth below if notice is being delivered to the Company) or electronically. Any notice delivered in person or by mail shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address set forth in this Agreement. Notices delivered to the Participant in person or by mail shall be addressed to the address for the Participant in the records of the Company. Notices delivered to the Company in person or by mail shall be addressed as follows:

Company:	NRG Energy, Inc.
Attn: Vice President, Human Resources
901 Marquette Avenue, Suite 2300
Minneapolis, MN 55402

     The Company or the Participant may change, by written notice to the other, the address previously specified for receiving notices.

(b)	No Waiver

No waiver of any provision of this Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right under this Agreement constitute a continuing waiver of the same or a waiver of any other right hereunder.

(c)	Undertaking

The Participant hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Participant or the Award pursuant to the express provisions of this Agreement.

(d)	Entire Contract

This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and will in all respects be construed in conformity with the express terms and provisions of the Plan.

(e)	Successors and Assigns

The provisions of this Agreement shall inure to the benefit of, and be binding on, the Company and its successors and assigns and Participant and Participant’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law.

(f)	Securities Law Compliance

The Company currently has an effective registration statement on file with the Securities and Exchange Commission with respect to the shares of Common Stock subject to the Award. The Company intends to maintain this registration but has no obligation to the Participant to do so. If the registration ceases to be effective, the Participant will not be able to transfer or sell shares of Common Stock issued pursuant to the Award unless exemptions from registration under applicable securities laws are available. Such exemptions from registration are very limited and might be unavailable. Participant agrees that any resale of the shares of Common Stock issued pursuant to the Award shall comply in all respects with the requirements of all applicable securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, the Securities Exchange Act of 1934 and the respective rules and regulations promulgated thereunder) and any other law, rule or regulation applicable thereto, as such laws, rules, and regulations may be amended from time to time. The Company shall not be obligated to either issue shares of Common Stock or permit the resale of any such shares if such issuance or resale would violate any such requirements.

(g)	Tax Effect of Deferral

The Company makes no representations or warranties as to your personal income tax situation, and how the DSUs will be treated for federal income tax purposes. You are responsible for consulting your own tax advisor with respect to the tax effects of this Agreement and your prior deferral election.

(h)	Governing Law

Except as may otherwise be provided in the Plan, the provisions of this Agreement shall be governed by the laws of the state of Delaware, without giving effect to principles of conflicts of law.